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                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the inclusion in this Registration Statement on Form S-1, to be filed on or about January 20, 1999, of our report dated October 13, 1998, except for Notes 4 and 5 as to which the date is January 15, 1999, on our audits of the financial statements of Cheap Tickets, Inc. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."

                                          /s/ PricewaterhouseCoopers LLP

Honolulu, Hawaii
January 19, 1999